Exhibit 5.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form F-10 (No. 333-160040) of Jaguar Mining Inc. of:
•	our auditors’ report dated March 23, 2009, on the consolidated balance sheets of Jaguar Mining Inc. (“the Company”) as at December 31, 2008 and 2007 and the consolidated statements of operations and comprehensive income, and shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008

•	our auditors’ report dated March 23, 2009, except as to notes (h) through (k), which are as of June 16, 2009 on the Reconciliation to United States GAAP as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus.
/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
June 23, 2009